Exhibit 99.1

Mondee Announces Third Quarter 2022 Financial Results

- Gross Revenue of $600M Increased 172% Year-Over-Year

- Net Revenue of $39.5M Increased 73% Year-Over-Year

- Adjusted EBITDA of $3.7M Increased by $3.8M from $(0.1)M in the Same Quarter Last Year

- Raises 2022 Annual Guidance of Net Revenue to $155-160M

- Completed $85 Million of Preferred Equity to Support Expansion Strategy

- Retired all 12M Public Warrants via Tender Process

AUSTIN, Texas - Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), the high-growth, travel technology company and marketplace, with a portfolio of globally recognized platforms and brands in the leisure and corporate travel sectors, today announced preliminary financial results for the third quarter ended September 30, 2022. Mondee completed a business combination with ITHAX Acquisition Corp., a Cayman Islands exempted company (“ITHAX”), on July 18, 2022, and since July 19, 2022, the Company has been trading on The Nasdaq Stock Market (“Nasdaq”) under the ticker symbol “MOND”.

“We are excited by yet another outstanding quarter during which net revenue reached 150%1 of the pre-pandemic 3Q19 actual net revenue, even though international travel, which represents a substantial part of our business, has recovered to only 67% of its pre-pandemic levels,” said Prasad Gundumogula, Chairman, Chief Executive Officer, and founder of Mondee. “This performance is a testament to our impressive growth in market share and take rate, driven by transformational technology, content expansion such as hotels, and diversified revenue streams primarily from ancillaries and fintech solutions,” continued Mr. Gundumogula.

Third Quarter 2022 Financial Highlights2

●	Gross revenue of $600.2 million was up 172% year-over-year as compared to $220.8 million in the third quarter of 2021 (“3Q21”).
●	Net revenue of $39.5 million was up 73% year-over-year as compared to $22.9 million in 3Q21.
●	Net Loss was $64.7 million[3] (primarily $59 million of one-off and/or non-cash items associated with the ITHAX business combination), a decrease of $60.5 million as compared to a 3Q21 Net Loss of $4.3 million.
●	Adjusted EBITDA was $3.7 million, an improvement of $3.8 million as compared to a 3Q21 Adjusted EBITDA of $(0.1) million.

Financial Summary and Operating Results2

Quarterly Comparison

	For the quarter ended September 30[3,5]		Year-Over-Year Δ
	3Q22 Actual	3Q21 Actual		%
Transactions	591,760	290,151	301,609	104%
Revenue, Gross	$600.2	$220.8	$379.4	172%
Revenue, Net	$39.5	$22.9	$16.6	73%
Net Income (Loss)	$(64.7)[4]	$(4.3)	$(60.5)	NM
Loss per share (EPS)	$(0.88)[4]	$(0.07)	$(0.81)	NM
Adjusted EBITDA	$3.7	$(0.1)	$3.8	NM
Adjusted Net Income (Loss)	$(5.8)	$(6.4)	$0.6	10%
Adjusted EPS	$(0.06)	$(0.07)	$0.01	10%

Nine-Month Comparison

	For the nine months ended September 30[3,5]		Year-Over-Year Δ
	2022 Actual	2021 Actual		%
Transactions	1,604,420	930,577	673,843	72%
Revenue, Gross	$1,710.2	$604.3	$1,105.9	183%
Revenue, Net	$119.8	$59.9	$59.8	100%
Net Income (Loss)	$(73.8)[4]	$(29.7)	$(44.1)	(149)%
Loss per share (EPS)	$(1.13)[4]	$(0.49)	$(0.64)	(131)%
Adjusted EBITDA	$10.4	$(3.9)	$14.4	NM
Adjusted Net Income (Loss)	$(13.8)	$(22.5)	$8.7	39%
Adjusted EPS	$(0.15)	$(0.24)	$0.09	39%

1 The 3Q19 reported net revenue excludes acquisitions completed after that date in 4Q19 and 2020.

2 Results are preliminary and subject to final review by Mondee’s auditors.

3 In millions, except transactions, per share data, and percentages.

4 3Q22 GAAP expenses include $55M non-cash one-time stock earnouts related to the ITHAX business combination and management restrictive stock units, $2.5M one-time restructuring charges, and other non-recurring expenses.

5 Note that Mondee’s 2021, first quarter 2022, and second quarter 2022 financial results do not give effect to the business combination with ITHAX.

Financial Commentary

“We are thrilled to have fortified our balance sheet, exiting the quarter with cash reserves of $114 million. These funds will serve to accelerate our accretive M&A strategy and expand our fintech offerings. We also successfully completed a tender offer for our public warrants, resulting in a much more simplified capital structure that focuses long-term investors on our common equity,” said Dan Figenshu, Chief Financial Officer of Mondee. “In addition, we took the opportunity to deploy our next-gen technology, achieving cost-efficiencies by streamlining our call centers in India. While these actions carry some one-time costs, we expect them to improve Mondee’s profitability,” continued Mr. Figenshu.

Financial 2022 Outlook

Mondee is providing the following projections for its full-year ending December 31, 2022. We expect to continue delivering profitable growth despite a backdrop of global inflation and an evolving travel recovery.

●	Net Revenue is projected to be in the range of $155 million to $160 million, representing year-over-year growth of 70%, measured at the midpoint.

●	Adjusted EBITDA is projected to be in the range of $15 million to $22 million, representing year-over-year growth of 436% and a margin of 12%, measured at the midpoint.

Third Quarter 2022 Business Highlights

●	Raised $85 million of preferred equity growth capital, facilitating Mondee’s execution of its M&A strategy without issuing dilutive equity or a hybrid instrument that would ultimately dilute our common shareholders.

●	Purchased all of Mondee’s approximately 12 million public warrants via tender offer process and retired these public warrants, which limits a source of potential dilution of Mondee’s common equity.
●	Having expanded access through multiple closed-user groups to over 125 million members, the Company is now focusing on expanding the adoption rate and increasing its new revenue streams.

●	During the 2022 travel-recovery, Mondee launched agile, targeted marketing initiatives to capitalize on the earliest opening international markets. Europe represented 26% of transactions in the third quarter, up from 24% last quarter and 15% in third quarter of 2019.

●	During this quarter, the Company took the opportunity to deploy its next-gen technology, achieving cost-efficiencies by streamlining its call centers in India, which led to $2.5 million of one-time restructuring costs during the third quarter. It is expected that implementing this next-gen technology will improve the profitability of the Company going forward.

Conference Call Information

Mondee will host a conference call today at 5:30 a.m. (PT) / 7:30 a.m. (CT) / 8:30 a.m. (ET) to discuss its preliminary financial results with the investment community. A live webcast of the event will be available on the Mondee Investor Relations website at http://investors.mondee.com. A live dial-in is available domestically at (844) 200-6205 and internationally at +1 (929) 526-1599, passcode 442743.

A webcast replay will be available on the Mondee Investor Relations website and an audio replay will be available domestically at (866) 813-9403 or internationally at +44 (204) 525-0658, passcode 946073, until midnight (ET) on December 1, 2022.

About Mondee

Mondee is a leading travel technology, service, and content company driving disruptive, innovative change in the leisure and corporate travel markets. The Company delivers a revolutionary technology platform of SaaS, mobile, and cloud solutions to a global customer base, processing over 50 million daily searches and multi-billion dollars of transactional volume yearly. Mondee is connecting a network of 50,000+ leisure travel advisors and gig economy workers to 500+ airlines and over 1 million hotel and vacation rentals, packaged solutions and ancillary offerings. Founded in 2011, Mondee is headquartered in Austin, Texas, with 17 offices in the USA and Canada, and operations in India, Thailand, and Ireland. On July 18, 2022, Mondee completed a business combination with ITHAX Acquisition Corp., a former Cayman Islands exempted company, and has been trading as a publicly listed company on Nasdaq since July 19, 2022 under the ticker symbol “MOND”. For more information, please visit https://www.mondee.com.

Non-GAAP Measurements:

In addition to disclosing financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables include adjusted EBITDA non-GAAP net income, and non-GAAP EPS.

These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, provision for income taxes, and the impacts of depreciation and amortization. We define Adjusted EBITDA as net loss before depreciation and amortization, provision for income taxes, interest expense (net), other income net, stock-based compensation, and gain on forgiveness of PPP loans. Non-GAAP net income (loss) is defined as net loss before the impacts of amortization of intangibles, provision for income taxes, stock-based compensation, and one-time items. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.

We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to adjusted EBITDA and non-GAAP net loss/ income, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense and other one-time expenses. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.

We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.

These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss/ income and non-GAAP net loss/ income per share in conjunction with net loss and net loss per share.

Operating Metrics:

This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.

Transactions are defined as the aggregation of transactions handled by our platform between a third party seller or service provider and the ultimate consumer. A single transaction could include an airline ticket, a hotel or hospitality accommodation, and any number of ancillaries offered on the platform. We generate revenue from service fees earned on these transactions and, accordingly our revenue increases or decreases based on the increase or decrease in either or both the number or value of transactions we process. Revenue will increase as a result of an increase in the number of customers using Mondee’s platform and/or as a result of an increase in service fees from higher value services offered on the platform.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans, forecasts, and other expectations after the recently completed business combination between ITHAX Acquisition Corp. and Mondee Holdings II, Inc., the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability to maintain Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 20, 2022, the registration statement on Form S-1 declared effective by the SEC on October 12, 2022 and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.

MONDEE HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except stock and par value data)

	September 30, 2022	December 31, 2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$105,228	$15,506
Restricted short-term investments	8,878	8,484
Accounts receivable, net of allowance of $5,144, and $5,005 as of September 30, 2022 and December 31, 2021, respectively	25,751	10,178
Contract assets, net of allowance of $1,000 as of September 30, 2022 and December 31, 2021	6,570	3,935
Prepaid expenses and other current assets	4,803	2,588
Total current assets	$151,230	$40,691
Property and equipment, net	10,635	8,874
Goodwill	66,420	66,420
Intangible assets, net	58,955	63,708
Loan receivable from related party	—	22,054
Operating lease right-of-use assets	2,519	—
Other non-current assets	2,022	1,588
TOTAL ASSETS	$291,781	$203,335
Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	37,894	19,529
Deferred underwriting fee	600	—
Amounts payable to related parties	—	716
Paycheck Protection Program (PPP) and other government loans, current portion	57	338
Accrued expenses and other current liabilities	23,493	10,354
Deferred revenue	6,696	6,450
Long-term debt, current portion	9,382	11,063
Total current liabilities	$78,122	$48,450
Deferred income taxes	1,204	512
PPP and other government loans excluding current portion	176	1,915
Warrant liability	502	—
Long-term debt excluding current portion	125,137	162,170
Deferred revenue excluding current portion	12,384	14,288
Operating lease liabilities excluding current portion	1,826	—
Other long-term liabilities	2,709	2,825
Total liabilities	$222,060	$230,160
Commitments and contingencies (Note 10)

Redeemable Preferred Stock
Series A Preferred stock - 85,000 authorized, $0.0001 par value, 85,000 shares issued and outstanding as of September 30, 2022	79,559	—

Stockholders' deficit:
Common stock – $0.0001 par value; 500,000,000 and 1,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 75,766,160 and 1 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	7	—
Shareholder receivable	(20,336)	—
Additional paid-in capital	274,951	163,464
Accumulated other comprehensive loss	(603)	(272)
Accumulated deficit	(263,857)	(190,017)
Total stockholders’ deficit	$(9,838)	$(26,825)
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$291,781	$203,335

MONDEE HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except stock and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues, net	$39,466	$22,870	$119,769	$59,921
Operating expenses:
Marketing expenses	24,298	13,446	73,316	34,521
Sales and other expenses, including non-employee stock-based compensation of $33, $6, $39, and $8 respectively	3,166	2,083	9,544	6,420
Personnel expenses, including stock-based compensation of $54,712, $76, $54,867, and $3,845 respectively	59,307	5,253	70,631	17,915
General and administrative expenses	2,337	1,794	6,802	4,709
Information technology expenses	1,175	1,028	3,639	3,141
Provision for doubtful accounts receivable and contract assets	211	(606)	297	987
Depreciation and amortization	2,963	3,252	8,549	9,772
Total operating expenses	93,457	26,250	172,778	77,465
Income (loss) from operations	(53,991)	(3,380)	(53,009)	(17,544)
Other income (expense):
Interest income	28	129	289	381
Interest expense	(7,157)	(6,066)	(19,987)	(17,428)
Gain on extinguishment of PPP loan	—	4,292	2,009	4,292
Restructuring expense	(2,494)	—	(2,494)	—
Other income (expense), net	(521)	872	243	837
Total other expense, net	(10,144)	(773)	(19,940)	(11,918)
Loss before income taxes	$(64,135)	$(4,153)	$(72,949)	$(29,462)
Provision for income taxes	(610)	(115)	(891)	(235)
Net loss	$(64,745)	$(4,268)	$(73,840)	$(29,697)
Deemed dividend-earnout shares	$(4,157)	$—	$(4,157)	$—
Net loss attributable to common stockholders	$(68,802)	$(4,268)	$(77,997)	$(29,697)
Net loss attributable per share to common stockholders:
Basic	$(0.88)	$(0.07)	$(1.14)	$(0.49)
Diluted	$(0.94)	$(0.07)	$(1.20)	$(0.49)
Weighted-average shares used to compute net loss attributable per share to common stockholders, basic and diluted	72,470,184	60,800,000	64,733,342	60,800,000

MONDEE HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(73,840)	$(29,697)
Adjustments to reconcile net loss to net cash provided used in operating activities
Depreciation and amortization	8,548	9,771
Deferred taxes	692	92
Provision for doubtful accounts receivable and contract assets	297	986
Stock-based compensation	54,906	3,853
Amortization of loan origination fees	4,238	1,798
Payment in kind interest expense	8,147	9,029
Gain on Forgiveness of PPP Loan	(2,009)	(4,292)
Cost allocated to warrant liablities	325	0
Change in the estimated fair value of earn-out consideration	(1,260)	(177)
Changes in operating assets and liabilities
Accounts receivable	(15,870)	(7,894)
Contract assets	(2,635)	1,454
Prepaid expenses and other current assets	(17,547)	132
Operating lease right-of-use assets	(320)	—
Other non-current assets	(716)	(558)
Amounts payable to related parties, current portion	(716)	768
Accounts payable	26,029	4,119
Accrued expenses and other current liabilities	12,399	908
Deferred revenue	(1,658)	(1,910)
Operating lease liabilities	300	—
Other long term liabilities	—	2,525
Net cash provided by (used in) operating activities	(690)	(9,093)
Cash flows from investing activities
Capital expenditure	(5,415)	(3,270)
Purchase of restricted short term investments	(394)	—
Sale of restricted short term investments	—	416
Net cash used in investing activities	(5,809)	(2,854)
Cash flows from financing activities
Repayments of long-term debt	(41,210)	(322)
Repayment of short-term debt	(290)	(191)
Proceeds from PPP and other government loans	—	3,789
Proceeds from issuance of preferred stock	83,440	—
Proceeds from exercise of common stock warrants	1,368
Issuance of PIPE shares	78,548	—
Payment of offering costs	(20,053)	—
Payment for put options exercised	(5,241)	—
Net cash provided by financing activities	96,562	3,276
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(341)	(160)
Net decrease in cash, cash equivalents and restricted cash	89,722	(8,831)
Cash, cash equivalents and restricted cash at beginning of period	15,506	31,525
Cash, cash equivalents and restricted cash at end of period	$105,228	$22,694

Supplemental cash flow information:
Cash paid for interest	$140	$3,362
Non-cash investing and financing activities
Issuance of earnout	$—	$—
Legacy mondee shares converted to mondee holdings inc shares	7	—
Assumption of net liabilities from Business Combination	15,002	—
Additional business combination offering costs incurred	198	—
Unpaid offering costs	11,832	—
Preferred stock dividend accrual	47	—
Issuance of common stock	3,891
Conversion of warrant classification	535
Shareholder receivable	(20,336)
Loan Origination Fee for Long Term Debt	—	—
Issuance of units	9,750	—

ADJUSTED EBITDA RECONCILIATION	3Q22	3Q21
Net income (Loss)	$(64,735)	$(4,268)
Interest expense (net)	$7,129	$5,937
Stock-based comp exp	$54,745	$75
Depreciation & amortization	$2,963	$3,252
Income tax provision	$610	$115
Gain on forgiveness of PPP loan	$0	$(4,292)
Other expenses (income), net	$3,014	$(872)
Adjusted EBITDA	$3,726	$(53)
Adjusted EBITDA margin	9.4%	-0.2%

ADJUSTED NET INCOME RECONCILIATION	3Q22	3Q21
Net Income (loss)	$(64,735)	`$(4,268)
Stock-based comp exp	$54,745	$75
Amortization - intangibles	$1,584	$1,977
Income tax provision	$610	$115
One-time expenses	$2,040	$(4,292)
Adjusted Net Income (Loss)	$(5,756)	$(6,393)

ADJUSTED EPS RECONCILIATION	3Q22	3Q21
Net Income (loss)	$(64,735)	$(4,268)
Common shares outstanding	72.5	60.8
GAAP EPS	$(0.88)	$(0.07)
Adjusted Net Income (Loss)	$(5,756)	$(6,393)
Diluted shares outstanding	94.6	94.6
Adjusted EPS	$(0.06)	$(0.07)

For Further Information, Contact:

Public Relations

pr@mondee.com

Investor Relations

ir@mondee.com